Exhibit 10.3

Commerzbank AG. Breite Str. 25, 40213 Düsseldorf	Mittelstand

Christian Herget
UTi Deutschland GmbH	Postanschrift:
Jacqueline Olivier	Breite Str. 25, 40213 Düsseldorf
Rather Straße 78-80	Telefon	+49 211 827-2528
40476 Düsseldorf	Fax	+49 69 136-51902
christian.herget@commerzbank.com
Unser Zeichen: Christian Herget

5. Juni 2013

Amendment Request

Your letter dated May 20, 2013, your ref: Thomas Irving

Dear Ms. Olivier,

Your parent company, Uti Worldwide Inc., Long Beach/USA, has informed us that you will prospectively not be in a position to comply with the debt service ratio of at least 2.5x in the first and second quarter of the business year 2014, as prescribed by clause 5.1 of the Facility Agreement dated January 25/28, 2013.

Effective as of April 30, 2013, we hereby agree that for the purposes of the definition of Debt Service Ratio only, there shall be excluded from the calculation thereof to the extent otherwise included therein, (i) up to U.S. $2,100,000 paid by UTi Worldwide Inc. in January, 2013 to satisfy the requirement to pay a make-whole amount in connection with the prepayment of the 8.06% Senior Unsecured Guaranteed Notes due August 9, 2014 issued by UTi Worldwide Inc. on July 9, 2009 and (ii) solely for the fiscal quarters ended April 30, 2013 and July 31, 2013, up to U.S. $5,000,000 in interest and up to U.S. $1,500,000 in scheduled principal payments under a capital lease related to that certain warehouse facility in South Africa constructed for UTi Worldwide Inc. to support UTi Worldwide Inc.’s pharmaceutical business in the region.

This amendment is subject to the condition precedent that (i) an amendment in substantially the form provided herein will also be declared by the holders of the U.S.$ 150,000,000 4.10% Senior Unsecured Guaranteed Notes, Series A, due February 1, 2022 and the U.S.$ 50,000,000 3.50% Senior Unsecured Guaranteed Notes, Series B, due February 1, 2020 under the Note Purchase Agreement dated January 25, 2013 as the same is amended on or about the date hereof by First Amendment Agreement, a draft of which has been received by us, and (ii) that said First Amendment Agreement has become effective.

Yours sincerely
Commerzbank AG

Thomas Groth	Christian Herget

Vorsitzender des Aufsichtsrats: Klaus-Peter Müller	Commerzbank Aktiengesellschaft, Frankfurt am Main
Vorstand: Martin Blessing (Vorsitzender), Frank Annuscheit, Markus Beumer,	Handelsregister: Amtsgericht Frankfurt am Main, HRB 32000
Stephan Engels, Jochen Klösges, Michael Reuther, Stefan Schmittmann,	USt-ldNr.: DE 114 103 514
Ulrich Sieber, Martin Zielke